Exhibit 10.11

AMENDMENT NO. 2 TO

NOTE MODIFICATION AND CONVERSION AGREEMENT

This Amendment No. 2 to Note Modification and Conversion Agreement (this “Amendment”) is made and entered into as of July 31, 2026 (the “Amendment Effective Date”), by and between Profusa, Inc., a Delaware corporation formerly known as NorthView Acquisition Corp. (the “Company”), and NorthView Sponsor I LLC, a Delaware limited liability company (the “Holder”, and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Holder is the holder of that certain Promissory Note, dated April 27, 2023, as amended and restated on January 8, 2024, and as further amended on May 31, 2024 and March 20, 2026 (as so amended and restated, the “Note”), issued by the Company to the Holder in the original principal amount of up to $2,500,000;

WHEREAS, the Company and the Holder entered into that certain Note Modification and Conversion Agreement, dated as of April 24, 2026 (as amended by Amendment No. 1 thereto dated as of April 29, 2026, the “Agreement”), pursuant to which the parties agreed to certain modifications to the Note and to provide for the conversion of the Note into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the Holder’s option following the effectiveness of a registration statement;

WHEREAS, Amendment No. 1 to the Agreement, dated as of April 29, 2026, added a covenant restricting the issuance of shares of Common Stock upon conversion of the Note in excess of 19.99% of the Company’s outstanding shares of Common Stock as of April 24, 2026 (the “Exchange Cap”), unless and until stockholder approval is obtained under the applicable Nasdaq Listing Rules;

WHEREAS, on June 23, 2026, at a duly convened Special Meeting of Stockholders of the Company (the “Meeting”), held virtually at www.virtualshareholdermeeting.com/PFSA2026, the Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635 (including Rule 5635(d)), the potential issuance in excess of 19.99% of the Company’s outstanding shares of Common Stock upon conversion of the Note, as modified pursuant to the Agreement, with the vote on such proposal (the “Convertible Notes Proposal”) recorded as follows: FOR: 560,833 shares; AGAINST: 196,371 shares; ABSTAIN: 6,777 shares; and BROKER NON-VOTES: 1,052,524 shares, based on a record date of May 12, 2026, on which date 4,660,268 shares of Common Stock were outstanding, and a quorum of 1,816,505 shares was represented at the Meeting in person or by proxy;

WHEREAS, the Board of Directors of the Company recommended, and the stockholders approved, the Convertible Notes Proposal by the affirmative vote of the majority of the voting power present in person or represented by proxy and entitled to vote thereon at the Meeting; and

WHEREAS, in order to provide the Holder with value consistent with the ten percent (10%) original issue discount and twelve percent (12%) per annum interest rate applicable to certain other outstanding convertible indebtedness of the Company, and to compensate the Holder for the fact that the Note has been non-interest bearing since April 27, 2023, the Parties desire to provide that the Note shall convert into Conversion Shares at a value equal to one hundred twenty-two percent (122%) of the outstanding principal amount of the Note being converted;

WHEREAS, the Parties now desire to further amend the Agreement to reflect the stockholder approval described above and to make the additional modifications set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1 New Recital. The following recital is hereby added to the Agreement as an additional “WHEREAS” clause immediately following the existing recitals therein:

“WHEREAS, on June 23, 2026, at a duly convened Special Meeting of Stockholders of the Company, the Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635 (including Rule 5635(d)), the potential issuance in excess of 19.99% of the Company’s outstanding shares of Common Stock upon conversion of the Note, as modified pursuant to this Agreement, with the vote on such proposal recorded as follows: FOR: 560,833 shares; AGAINST: 196,371 shares; ABSTAIN: 6,777 shares; and BROKER NON-VOTES: 1,052,524 shares, based on a record date of May 12, 2026, on which date 4,660,268 shares of Common Stock were outstanding, and a quorum of 1,816,505 shares was represented at the meeting in person or by proxy;”

Section 1.2  Amendment to Beneficial Ownership Limitation. Section 2.8(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The ’Beneficial Ownership Limitation’ shall be 49.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Note held by the Holder. The provisions of this Section 2.8 shall be construed in a manner consistent with Section 13(d) of the Exchange Act. The limitations contained in this Section 2.8 shall apply to a successor holder of the Note.”

Section 1.3  Amendment to Conversion Price. Section 1.2(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d) ’Conversion Price’ means a price per share equal to the closing price of the Common Stock on July 31, 2026, as reported on The Nasdaq Stock Market.”

Section 1.4 Amendment to Conversion Shares. Section 1.2(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(e) ’Conversion Shares’ means the shares of Common Stock issuable upon conversion of the Note pursuant to Article II hereof, the number of which shall be determined by dividing (i) the product of (A) the principal amount of the Note being converted on the applicable Conversion Date and (B) 122%, by (ii) the Conversion Price.”

Section 1.5 Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

ARTICLE II

MISCELLANEOUS

Section 2.1  Ratification. Except as expressly amended by this Amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. All references in the Agreement to “this Agreement” shall hereafter be deemed to refer to the Agreement as amended by this Amendment.

Section 2.2  No Other Amendments. Except as expressly set forth herein, the Agreement is not otherwise amended, modified, or supplemented, and each of the terms and conditions of the Agreement that is not expressly amended, modified, or supplemented hereby shall continue in full force and effect.

Section 2.3  Governing Law; Jurisdiction. This Amendment shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby.

Section 2.4 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 2.5 Severability. If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the Parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor.

Section 2.6 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 2.7 Entire Agreement. The Agreement, as amended by this Amendment, together with all exhibits and schedules thereto, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations, both written and oral, among the Parties with respect to the subject matter hereof.

Section 2.8 Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of Page Intentionally Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

COMPANY:

PROFUSA, INC.

By:	/s/ Jack Stover
Name:	Jack Stover
Title :	Chief Executive Officer

HOLDER:

NORTHVIEW SPONSOR I LLC

By:	/s/ Fred Knechtel
Name:	Fred Knechtel
Title:	Manager

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